Exhibit 33.1
MANAGEMENT’S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA
     Bank of America, National Association (the “Asserting Party”), is responsible for assessing compliance as of December 31, 2006 and for the period from November 14, 2006 (date of issuance of the Banc of America Securities Auto Trust 2006-G1 (“BASAT 2006-G1”) securitization transaction backed by auto receivables) through December 31, 2006 (the “Reporting Period”) with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Items 1122(d)(1)(iii), 1122(d)(1)(iv), 1122(d)(2)(i), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(iv), 1122(d)(2)(v), 1122(d)(2)(vi), 1122(d)(2)(vii), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), 1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv) and 1122(d)(4)(xv), which the Asserting Party has concluded are not applicable to the servicing activities it performs with respect to BASAT 2006-G1 (such non-excluded criteria, the “Applicable Servicing Criteria”). This report covers BASAT 2006-G1, the sole asset-backed securities transaction which was conducted by BAS Securitization LLC, registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and outstanding during the Reporting Period (the “Platform”).
     The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.
     PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period.
Bank of America, National Association

/s/ Daniel B. Goodwin
Daniel B. Goodwin
Managing Director
Date: March 16, 2007